Exhibit 10.1

LOAN AGREEMENT

THIS LOAN AGREEMENT, made as of the 18th day of May, 2017 (the “Effective Date”), is by and between Priority Payment Systems LLC d/b/a Cynergy Data, a Georgia limited liability company (“Lender”), and TOT Payments, LLC, a Florida limited liability company (doing business as Unified Payments), TOT New Edge, LLC, a Florida limited liability company, Process Pink, LLC, a Florida limited liability company, and TOT FBS, LLC, a Florida limited liability company (collectively, the “Borrower”).

RECITALS

WHEREAS, the Borrower is party to that certain Executive Partner Card Processing Agreement with Cynergy Data, LLC (“Cynergy Data”) dated December 21, 2012, as amended from time to time (the “Processing Agreement”), pursuant to which the Borrower acts as an agent of Cynergy Data and is entitled to receive certain residual payments from Cynergy Data in respect of merchants that are referred to Cynergy Data by the Borrower (the “Residuals”); and

WHEREAS, Cynergy Data is an entity affiliated with Lender; and

Borrower has requested that Lender make a term loan in the amount of $2,000,000.00 to Borrower. Lender is willing to make such loan to Borrower on the terms and conditions set forth in this Agreement.

SECTION 1. DEFINITIONS

As used herein:

“Adjusted Net Value” is the value of monthly residuals adjusted for chargebacks, ACH returns and other risks, set-off of fees, expenses and other obligations under the Processing Agreement, and any other adjustments.

“Agreement” means this Loan Agreement, as it may be amended, restated, modified, renewed or extended from time to time.

“Borrower” has the meaning set forth in the Recitals.

“Borrowing Limit” shall mean an amount equal to the product of (a) the Adjusted Net Value of the Borrower’s monthly residuals generated by the Merchants and (b) a multiplier of four (4).

“Business Day” means any day on which the state banks and national banking associations in the State of Georgia are open for the conduct of ordinary business.

“Card Association Rules” means those rules, regulations, bulletins and other guidance issue by or on behalf of the card associations (VISA USA, Mastercard International, Discover, American Express Travel Related Services, and any similar card association) and the PCI Security Standards Council, including without limitation PCI-DSS.

“Chargeback” shall mean a charge on a credit card or debit card that is returned or unpaid by the financial or other institution that issued such card and a charge as otherwise defined in the Card Association Rules. For purposes of this definition, chargeback shall also include those card association fines, penalties, fees and losses related to or arising from Merchant transactions.

“Closing” means the valid execution and delivery of the Note, this Agreement, and Collateral Documents to Lender.

“Collateral” means any property securing the Obligations from time to time.

“Collateral Documents” means the documents governing the Lender’s interest in the Collateral, including without limitation the documents specified in Paragraphs 3.1(b) and (c), and including the Processing Agreement.

“Effective Date” has the meaning set forth in the Recitals.

“Event of Default” has the meaning set forth in Paragraph 8.1.

“Financial Statements” means the financial statements filed in connection with the Loan.

“Financing Statements” means any one or more filings made pursuant to the UCC to perfect the security interests in the Collateral granted to Lender pursuant to the Collateral Documents.

“Indebtedness” means, as to any Person, all items of indebtedness whether matured or unmatured, liquidated or unliquidated, direct or contingent, joint or several, including without limitation:

(a)          All indebtedness guaranteed, directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse;

(b)          All indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise: (i) to purchase such indebtedness; or (ii) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of the indebtedness against loss; or (iii) to supply funds to or in any other manner invest in the debtor;

(c)          All indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, collateral assignment of lease, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and

(d)          All indebtedness incurred as the lessee of facilities, goods or services under leases that, in accordance with generally accepted accounting principles consistently applied, should be reflected on such Person’s balance sheet.

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“Interest Period” means, initially, the period commencing on the date hereof and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the next calendar month, and thereafter shall mean the period commencing on the date immediately following the last day of the preceding Interest Period and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the next calendar month; provided, however, that (x) if any Interest Period would end on a day that shall not be a Business Day, such Interest Period shall be extended to the next Business Day and (y) no Interest Period with respect to any Loan shall end later than the Loan Termination Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Laws” means all ordinances, statutes, rules, regulations, order, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court of similar entity established by any thereof.

“Loan” means the term loan in the amount enumerated in Paragraph 2.1 made to Borrower by Lender hereunder.

“Loan Documents” means this Agreement, the Note, the Collateral Documents, or any other document executed or delivered by or on behalf of Borrower evidencing or securing the Obligations.

“Loan Termination Date” means May 20, 2019, or earlier as set forth in the Note, as may be amended or restated from time to time.

“Material Adverse Change” means a material adverse change in the business, conditions or prospects (financial or otherwise) or in the results of Borrower’s business or in the value of the Collateral.

“Material Adverse Effect” means, when referring to the taking of an action or the omission to take an action, that such action, if taken, or omission, would have a material adverse effect on the business, condition or prospects (financial or otherwise) or results of operations of such Person, or might materially impair the value of the Collateral.

“Merchants” means those certain merchants set forth on Schedule 9.14, and any and all merchants originated by Borrower and processed by Cynergy Data and/or Priority Payment Systems LLC now or in the future.

“Note” means a promissory note duly executed and delivered to Lender by Borrower, as it may be renewed, extended or modified from time to time.

“Obligations” means all of the obligations of Borrower:

(a)          To pay the Principal of and interest on the Note in accordance with the terms thereof and to satisfy all of Borrower’s other liabilities to Lender hereunder, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, and renewals thereof and substitutions therefor;

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(b)          To repay Lender all amounts advanced by Lender hereunder on behalf of Borrower, including, but without limitation, advances for overdrafts, Principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

(c)          To reimburse Lender, on demand, for all of Lender’s reasonable out-of-pocket expenses and costs, including the fees and expenses of its counsel, in connection with the enforcement of this Agreement and the documents required hereunder, including, without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (a) and (b), or any suits or claims against Lender whatsoever as a result of Lender’s execution of this Agreement and making of its Loan, all as more specifically set forth in Paragraphs 9.4 and 9.7 hereof; and in addition, to reimburse Lender for its reasonable attorneys’ fees and expenses in connection with the preparation, administration, amendment, modification or waiver of this Agreement and the other Loan Documents.

“Permitted Liens” means:

(a)          Liens in favor of Lender;

(b)          Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such liens would not result in an Event of Default hereunder and such liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Collateral is subject to a material risk of loss or forfeiture and a stay of execution pending appeal or proceeding for review is in effect; and

(c)          Liens in existence on the date hereof listed on Schedule 1 hereto.

“Person” means any individual, corporation, partnership, association, joint-stock company, estate, trust, unincorporated organization, limited liability company, joint venture, court or government or political subdivision or agency thereof.

“Processing Agreement” means the Processing Agreement duly executed by the Borrower and Cynergy Data, as may be amended, supplemented or replaced from time to time.

“Principal” is the amount borrowed, or the part of the amount borrowed, which is issued and remains unpaid (excluding interest).

“Principal Advance” is the amount borrowed, or the part of the amount borrowed, (excluding interest) which is issued to Borrower pursuant to this term loan.

“Records” means correspondence, memoranda, tapes, books, discs, paper, magnetic storage and other documents and information of any type, whether expressed in ordinary or machine language.

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“Security Agreement” means the Security Agreement duly executed by the Borrower and Lender as a secured party.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Georgia, as it may be amended from time to time; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of a security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Georgia, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

SECTION 2. THE LOAN.

2.1           The Loan. Subject to the terms and conditions of and relying on the representations, warranties and covenants contained in this Agreement, Lender agrees to loan to Borrower an amount of $2,000,000.00 (the “Term Loan”), the proceeds of which Borrower will use to meet Borrower obligations pursuant to a certain acquisition agreement and ancillary agreements relating thereto and for working capital. Subject to the terms and conditions of this Agreement, Lender can fund the Loan at Closing in one advance not to exceed $2,000,000.00, net of the reasonable fees and expenses of Lender, including, without limitation, the reasonable fees of counsel to Lender. In no event shall the Obligations exceed $2,000,000.00 at any time.

2.2           Payments. The Loan shall be repaid pursuant to the terms of the Note.

2.3           Optional Prepayment. Borrower may, upon two (2) Business Days’ prior written notice to Lender, prepay the Loan in whole or in part. Any prepayment shall be applied to first to fees and expenses, second to interest then due and payable, third, to principal under the Loan.

SECTION 3. CONDITIONS PRECEDENT

The obligation of Lender to fund the Loan is subject to the following conditions precedent:

3.1           Documents Required for the Closing. Borrower shall have delivered to Lender prior to the initial disbursement of the Loan the following, duly executed by Borrower, as applicable:

(a)          The Note; and

(b)          The Security Agreement and any related Financing Statements to be filed in connection therewith.

(c)          Amendment to the Executive Partner Card Processing Agreement

(d)          Corporate Guaranty between Net Element, Inc. and Lender

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3.2           Legal Matters. At the time of the Closing and thereafter, all legal matters incidental to the Loan shall be satisfactory to Lender and its counsel in their sole discretion.

SECTION 4. COLLATERAL SECURITY

The Loan shall be secured by the Collateral, pursuant to the terms of the Security Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

5.1           Due Organization and Qualification. Borrower is incorporated in the State of Florida; Borrower has the lawful power to own its respective properties and to engage in the business it conducts, and the addresses of all places of business of Borrower as of the Closing are as set forth in Schedule 5.1.

5.2           No Conflicting Agreement. Borrower is not in default with respect to any existing Indebtedness, and the making and performance of this Agreement, the Note and the Collateral Documents will not (immediately, or with the passage of time or the giving of notice, or both):

 (a)          Violate any Laws, or result in a default under any material contract, agreement, or instrument to which Borrower is a party or by which Borrower or any of its property is bound; or

 (b)          Except for the Permitted Liens, result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the Collateral except in favor of Lender.

5.3           Capacity. Borrower has the power and authority to enter into and perform this Agreement, the Note and the Collateral Documents, and to incur the Obligations herein and therein provided for, and has taken all action necessary to authorize the execution, delivery, and performance of this Agreement, the Note and the Collateral Documents.

5.4           Binding Obligations. This Agreement and the Collateral Documents are, and the Note when delivered will be, valid, binding, and enforceable in accordance with their respective terms subject to the general principles of equity (regardless of whether such question is considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, moratorium, fraudulent or preferential conveyance and other similar laws affecting generally the enforcement of creditors’ rights.

5.5           Litigation. There is no material pending or threatened order, notice, claim, litigation, proceeding or investigation against or affecting Borrower.

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5.6           Title. Borrower has good and marketable title to all of the Collateral, subject to no security interest, encumbrance or lien, or the claims of any other Person except for Permitted Liens.

5.7           Financial Statements. The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with generally accepted accounting principles consistently applied, and fully and fairly present the financial condition of Borrower upon the dates thereof.

5.8           Taxes. Borrower has filed all federal, state and local tax returns and other reports it is required by Law to file prior to the date hereof, has paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable prior to the delinquency thereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable and has no knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for on its books.

5.9           Compliance with Laws and Card Association Rules. Borrower has complied with all applicable Laws and Card Association Rules in the operation of its business and with respect to the Collateral.

5.10         Consents; Governmental Approvals. Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by Borrower, in connection with the execution and delivery of the Loan Documents or the undertaking or performance of any obligation thereunder has been duly obtained or effected; further, no authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery or performance by Borrower of any Loan Documents to which it is or will be a party, except for approvals which have been obtained and are in full force and effect.

5.11         Full Disclosure. No representation or warranty by Borrower contained herein or in any certificate or other document furnished in connection with the Loan, in light of the circumstances in which they were made, by Borrower pursuant to this Agreement contains any untrue statement of material fact.

5.12         Material Contracts. All parties to all material contracts and other commitments to which Borrower is a party have complied with the provisions of such material contracts and other commitments; no party is in default under any provision thereof; and no event has occurred which, but for the giving of notice or the passage of time, or both, would constitute a default thereunder.

5.13         No Commissions. Other than with respect to the fees payable to Lender hereunder, Borrower has not made any agreement or taken any action which may cause anyone to become entitled to a commission or finder’s fee as a result of the making of the Loan.

5.14         Survival. All of the representations and warranties set forth in Section 5 shall be true and correct when made and shall survive until all Obligations are satisfied in full.

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SECTION 6. AFFIRMATIVE COVENANTS

Borrower covenants as follows:

6.1           Use of Proceeds. Borrower will use the proceeds of the Loan only for the purposes detailed in Section 2.1, and will, at Lender’s reasonable request, furnish Lender such evidence as it may reasonably require with respect to such use.

6.2           Financial Statements and Reports. Borrower will furnish to Lender at the time filings are made with the SEC true and complete copies of the unaudited balance sheet and the related unaudited statement of income of Borrower for each calendar quarter then ended, together with a year-to-date compilation and the notes, if any, related thereto.

6.3           Taxes; Copies of Returns. Borrower will file all tax returns and appropriate schedules attached thereto that are required to be filed under applicable law prior to the date of delinquency. Borrower will pay, prior to delinquency, all taxes, assessments and charges or levies imposed upon them or on any of their property or which any of them is required to withhold or pay over, except where contested in good faith by appropriate proceedings with adequate security therefor having been set aside in a manner satisfactory to Lender. Borrower will pay or cause to be paid, all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent. Within seven (7) Business Days of Lender’s request therefor, Borrower will furnish Lender with copies of federal and state income tax returns filed.

6.4           Records and Inspection. Borrower shall maintain its financial books, accounts and Records substantially in accordance with generally accepted accounting principles consistently applied, and Borrower will, when requested so to do, make available during regular business hours any of its financial Records for inspection by duly authorized representatives of Lender, and will furnish Lender any information regarding their financial condition within a reasonable time after written request therefor.

6.5           Maintenance of Existence; Compliance with Laws. Borrower will take all necessary steps to renew, keep in full force and effect, and preserve its corporate existence, good standing, and franchises in each jurisdiction wherein the nature of the business transacted by it or property owned by it is both material and makes such actions necessary, and will comply in all respects with all present and future Laws and Card Association Rules applicable to Borrower.

6.6           Payment of Indebtedness. Borrower will pay when due from such Person (or within applicable grace periods) all Indebtedness for borrowed money (whether direct or indirect) due any Person, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate security therefor being set aside in a manner satisfactory to Lender. If default is made by Borrower in the payment of any principal (or installment thereof) of, or interest on, any such Indebtedness, Lender shall have the right, in its discretion, to pay such interest or principal for the account of Borrower and be reimbursed by Borrower therefor.

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6.7           Notice of Litigation. Borrower will give immediate notice to Lender and provide copies to Lender of the institution of any litigation, suit or proceeding involving Borrower, or the overt threat thereof.

6.8           Notice of Default. Borrower will notify Lender immediately if it becomes aware of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of Borrower to observe any of its undertakings hereunder.

6.9           Notice of Name Change or Location. Borrower will notify Lender thirty (30) days in advance of any change in the location of the state of primary residence of Borrower.

6.10         Compliance with Processing Agreement; Exclusivity or Services. Borrower shall comply with all obligations under the Processing Agreement. Borrower shall ensure that the Processing Agreement remains in full force and effect from the Effective Date until all Obligations hereunder are paid in full. Borrower shall ensure that the Processing Agreement remains in full force and effect from the Effective Date until all Obligations hereunder are paid in full.

6.11         Right of First Refusal. In the event that Borrower shall receive an offer (whether oral or written) with respect to the purchase of any material portion of Borrower’s assets, any of the Merchants, or a business combination with any Person, either directly or indirectly (“Proposed Transaction”), then Borrower shall inform Lender of such offer and the proposed terms thereof. Thirty days prior to Borrower’s acceptance of any offer related to a Proposed Transaction, Borrower must permit Lender to enter into the Proposed Transaction on substantially the same terms as the prior offer.

6.12         Operation of Business. Borrower shall not enter into any agreement with any Person other than Cynergy Data and/or Priority Payment Systems LLC to provide or market electronic payment processing services or any services related thereto, including but not limited to the services provided by Cynergy Data, to any merchants originated by Borrower. Borrower shall not deliver any new merchant applications to any Person other than Cynergy Data and/or Priority Payment Systems LLC.

SECTION 7. NEGATIVE COVENANTS

Borrower hereby covenants and agrees as follows:

7.1           Sale of Collateral. Except in the ordinary course of business, Borrower shall not sell, transfer, lease or otherwise dispose of all or any part of the Collateral.

7.2           Encumbrances. Borrower will not without Lender consent: (a) mortgage, pledge, grant or permit to exist a security interest in or lien upon any of the Collateral, now owned or hereafter acquired, except for Permitted Liens, or (b) covenant or agree with any Person other than Lender to pledge or grant a security interest in or a lien upon any of the Collateral.

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7.3           Untrue Certificate. Borrower will not furnish Lender any certificate or other document delivered pursuant to this Agreement or the other Loan Documents that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

7.4           Margin Stock. Borrower will not directly or indirectly apply any part of the proceeds of the Loan to the purchasing or carrying of any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

7.5           Loans and Advances.    Borrower will not make any loan or advance to any other Person.

7.6           Chargebacks. Borrower shall not permit a level of Chargebacks with respect to the Merchants to exceed 1% of average monthly volume.

7.7           Residuals. Borrower shall not earn less than $750,000 in residual payments from Cynergy Data in any month until all Obligations are paid in full and the loan documents are terminated.

7.8           Debt Coverage Ratio. Borrower shall not have a ratio of (i) Adjusted Net Value divided by (ii) the monthly installment of principal and interest payable by Borrower in accordance with the Note, as may be amended from time to time, of less than four (4.0) through the Loan Termination Date.

SECTION 8. DEFAULT

8.1           Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(a)          Borrower shall fail to pay in full within three (3) Business Days of the date when due any installment of principal or interest payable hereunder.

(b)          Borrower shall fail to observe or perform any obligation or covenant to be observed or performed by any of them, jointly or severally, under any of the Loan Documents; provided, however, if such failure is not related to the payment of money, Borrower shall have seven (7) Business Days after the occurrence of such breach to cure such failure.

(c)          A breach of or event of default shall occur under any material agreement binding Borrower.

(d)          Any financial statement, representation, warranty or certificate made or furnished by Borrower in connection with this Agreement or the Loan, or as inducement to Lender to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Lender, shall be false, incorrect, or incomplete when made, in light of the circumstances under which it was made.

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(e)          Borrower shall admit its inability to pay debts as they mature, or shall make an assignment for the benefit of its or any of its creditors.

(f)          Proceedings in bankruptcy of Borrower, or for the readjustment of any of Borrower’s debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other Laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by Borrower, or shall be commenced against Borrower, and not dismissed within sixty (60) days of such an involuntary filing.

(g)          A receiver or trustee shall be appointed for any substantial part of Borrower’s assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, or Borrower shall discontinue business or materially change the nature of any of its business.

(h)          A judgment creditor of Borrower shall obtain possession of any Collateral or other assets by any means, including, but without limitation, levy, distraint, replevin or self- help.

(i)          Any proceeding shall be instituted against Borrower.

(j)          Intentionally Omitted.

(k)          A breach, default or event of default shall occur under the Processing Agreement or any agreements between Cynergy Data and Borrower.

(l)          Obligations at any time exceed the lesser of (i) the Borrowing Limit, or (ii)

$2,000,000.00.

8.2          Acceleration. Upon the occurrence of any Event of Default, Lender may, at its option, declare the principal and interest accrued on the Note and all other Obligations to be immediately due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest, or any notice of any kind except as set forth above; provided, that in the case of the Events of Default specified in clause (f), (g) or (h) above with respect to Borrower, without any notice to Borrower or any act by Lender, the Note and all other Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by Borrower.

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8.3           Remedies. After any acceleration, as provided for in Paragraph 8.2, Lender shall have, in addition to the rights and remedies given it by the Loan Documents, all those allowed by all applicable Laws, including, but without limitation, the UCC as enacted in any applicable jurisdiction. Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice (except as specifically required by the Loan Documents) or demand whatsoever to Borrower, all of which are hereby expressly waived, and without advertisement, sell at public or private sale, in any manner and at any location authorized by Laws, or otherwise realize upon, the whole, or, from time to time, any part of the Collateral, or any interest which Borrower may have therein. After deducting from the proceeds of sale or other disposition of the Collateral all expenses (including all reasonable expenses for legal services), Lender shall apply such proceeds toward the satisfaction of the Obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition shall be given to Borrower at least ten (10) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as Lender shall designate. At any such sale or other disposition, Lender may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower, which right is hereby expressly waived and released.

Without limiting the generality of any of the rights and remedies conferred upon Lender under this Paragraph 8.3, Lender may, to the full extent permitted by applicable Laws:

(a)          Enter upon the premises of Borrower, exclude therefrom Borrower or any officer or employee thereof, and take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction, using all necessary and lawful self-help to do so;

(b)          At Lender’s option, use, operate, manage and control the Collateral in any lawful manner;

(c)          Upon the occurrence of an Event of Default, Lender and/or Cynergy Data may, without notice to or consent of Borrower, purchase for itself or sell to a third party on its own behalf all rights of Borrower related to the Merchants, including, without limitation, the right to receive residuals under the merchant agreements, the Processing Agreement and any similar or related agreement, for an amount equal to the product of (i) the average monthly residual payment received by Borrower with respect to the Merchants for the trailing twelve month period and (ii) a multiplier which is the current prevailing market multiplier for equivalent processing portfolios; provided however, that if such Event of Default is an occurrence under Section 8.1(a) of this Agreement such multiplier will be six (6). Borrower shall fully cooperate with Lender and/or Cynergy Data to effectuate the purchase and/or sale of its rights related to the Merchants and shall refrain from contesting such sale in any regard. In the event that the purchase price exceeds the Obligations, Lender shall remit the balance to Borrower after set-off with respect to all Obligations. In the event that the purchase price is less than the Obligations hereunder, Borrower shall remain liable for the balance of the Obligations;

(d)          Collect and receive all receivables, rents, income, revenue, earnings, issues and profits therefrom; and

(e)          Maintain, repair, renovate, alter or remove the Collateral as Lender may determine in its discretion.

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SECTION 9. MISCELLANEOUS

9.1           Construction. The provisions of this Agreement shall be in addition to those of any security agreement, note or other evidence of liability held by Lender, all of which shall be construed as complementary to each other; provided, in the event of any inconsistency, the provisions of this Agreement shall control. Nothing herein contained shall prevent Lender from enforcing any or all other security agreements in accordance with their respective terms.

9.2           Further Assurance. From time to time, Borrower will execute and deliver to Lender such additional documents and will provide such additional information as Lender may reasonably require to carry out the terms of this Agreement.

9.3           Enforcement and Waiver by Lender. Lender shall have the right at all times to enforce the provisions of the Loan Documents in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of Lender in refraining from so doing at any time or times. The failure of Lender at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of the Loan Documents or as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

9.4           Expenses of Lender. Borrower will, on demand:

 (a)          Reimburse Lender as detailed in the Promissory Note Schedule 1 for all reasonable out-of-pocket fees and expenses, including without limitation the fees and expenses of legal counsel for Lender, incurred by Lender in connection with the preparation, administration, amendment, restatement, or modification of the Note.

 (b)          Reimburse for all reasonable out-of-pocket fees and expenses, including without limitation the fees and expenses of legal counsel for Lender, incurred by Lender in connection with enforcement of the Loan Documents and the collection or attempted collection of the Note upon an Event of Default as set forth in Section 8 of this Agreement.

9.5           Notices. Any and all notices or other communications permitted or required to be made under this Agreement shall be in writing and shall be delivered personally or sent by facsimile transmission, mail or nationally recognized courier service (such as Federal Express) using the intended recipient’s address set forth below, or such other address as may have been supplied in writing by the intended recipient and of which receipt has been acknowledged in writing. Unless otherwise expressly provided herein, notices or other communications shall be deemed to have been duly given or made (a) upon personal delivery, (b) when sent by facsimile (confirmation of receipt received), (c) on the third (3rd) day after the date of mailing, or (d) on the day after the date of delivery to such courier service, as the case may be. Rejection, refusal to accept or inability to deliver because of a changed address of which no notice was given shall not affect the validity of any notice or other communication given in accordance with the provisions of this Agreement.

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(a)	If to Borrower:	Oleg Firer
TOT Payments, LLC
3363 NE 163rd St, Suite 705
N Miami Beach, FL 33160

(b)	If to Lender:	Priority Payment Systems LLC
2001 Westside Parkway Suite 155
Alpharetta, Georgia 30004
ATTN: General Counsel

9.6           Waiver and Release. To the maximum extent permitted by applicable Laws, Borrower:

 (a)          Waives notice and opportunity to be heard, after acceleration in the manner provided in Paragraph 8.2, before exercise by Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with Borrower, and, except where required hereby or by any applicable Laws, notice of any other action taken by Lender; and

 (b)          Releases Lender, and its officers, directors, attorneys, employees, and agents from all claims for loss or damage caused by any act or omission on the part of any of them except for gross negligence, recklessness or willful misconduct.

9.7           Indemnification. Borrower hereby indemnifies and holds Lender, and its officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities and damages, and expenses in connection therewith, including, without limitation, reasonable counsel fees and disbursements, incurred by Lender as a result of, or arising out of, or relating to the execution, delivery, performance or enforcement of the Loan Documents or any instrument contemplated therein, except for Lender’s gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such liabilities and costs permitted under applicable Laws.

9.8           Applicable Laws. The Laws of the State of Georgia, other than its conflicts of laws rules, shall govern the construction and interpretation of this Agreement and the validity and enforceability of this Agreement, and of its provisions and the transactions pursuant to this Agreement, except for those transactions for which the parties have chosen other laws to govern or for which other mandatory choice of law rules apply.

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9.9           Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Lender may endorse, assign and/or transfer any of the Loan Documents to which it is a party. Borrower has no right to assign any of its rights or obligations hereunder without the prior written consent of Lender. This Agreement and the documents executed and delivered pursuant hereto constitute the entire agreement between the parties, and supersede all prior agreements and understandings among the parties hereto. This Agreement may be amended only by a writing signed on behalf of each party.

9.10         Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

9.11         Counterparts. This Agreement may be executed by the parties independently in any number of counterparts, all of which together shall constitute but one and the same instrument which is valid and effective as if all parties had executed the same counterpart.

9.12         Venue. It is agreed that venue for any action arising in connection with this Agreement or the Obligations secured hereby shall lie exclusively with courts sitting in the State of Georgia, unless Lender otherwise agrees in writing.

9.13         Waiver of Trial by Jury. LENDER AND BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS.

9.14         Right of Setoff. Lender and Borrower acknowledge that Lender shall retain its common law right of setoff (including, without limitation, with respect to residuals related to the Merchants) with respect to any of the Obligations.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BORROWER:

TOT Payments, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

TOT New Edge, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

Process Pink, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

TOT FBS, LLC

By:	/s/ Oleg Firer

Name:	Oleg Firer

Title:	CEO

LENDER:

Priority Payment Systems LLC

By:	/s/ John I. Priore

Name:	John I. Priore

Title:	President & CEO

Loan Agreement

EXHIBIT 5.22

Processing Agreement

(see attached)

SCHEDULE 1

Liens

Loans due to RBL Capital Group, LLC as detailed in Guarantor’s public filings

SCHEDULE 5.1

Places of Business

3363 NE 163rd St, Suite 705

N Miami Beach, FL 33160

SCHEDULE 9.14

Merchants

(see attached)